                                                         EX-99.B(j)igconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 62 to
Registration Statement No. 2-36007 on Form N-1A of Waddell & Reed Advisors
International Growth Fund, Inc. of our report dated August 3, 2001, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the caption
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
October 24, 2001